Exhibit 99.1

Immune Design Announces Proposed Public Offering of Common Stock

SEATTLE and SOUTH SAN FRANCISCO, October 23, 2017— Immune Design Corp. (Nasdaq: IMDZ) announced today that it plans to offer and sell up to 16,000,000 shares of its common stock in an underwritten public offering. All of the shares in the proposed offering are to be sold by Immune Design. The offering is subject to market conditions.

Leerink Partners LLC, Cowen and Company, LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. In connection with the offering, Immune Design intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering.

Immune Design plans to use the net proceeds of the offering to fund its Phase 3 clinical trial for CMB305 in synovial sarcoma patients, continue to develop CA21, its next-generation prime-boost product candidate, and file an IND for its initial development, and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone: (800) 808-7525, ext. 6132, email: syndicate@Leerink.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention Prospectus Department, telephone at (631) 274-2806; or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Immune Design

Immune Design is a clinical-stage immunotherapy company employing next-generation in vivo approaches to enable the body’s immune system to fight disease. The company’s technologies are engineered to activate the immune system’s natural ability to generate and/or expand antigen-specific cytotoxic T cells, while also enhancing other immune effectors, to fight cancer and other chronic diseases. CMB305 and G100, the two leading product candidates focused in cancer immunotherapy, are the first products from Immune Design’s two separate discovery platforms targeting dendritic cells in vivo, ZVex® and GLAAS®. Both ZVex and GLAAS also have potential applications in infectious disease and allergy as demonstrated by ongoing pharmaceutical collaborations. Immune Design has offices in Seattle and South San Francisco.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Immune Design’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the proposed public offering and Immune Design’s planned use of proceeds. There can be no assurance that Immune Design will be able to complete the offering. Factors that may cause Immune Design’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Immune Design’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Except as required by law, Immune Design assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

# # #

Media Contact

Julie Rathbun

Rathbun Communications

julie@rathbuncomm.com

206-769-9219

Investor Contact

Shari Annes

Annes Associates

sannes@annesassociates.com

650-888-0902